SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2003

Savient Pharmaceuticals, Inc.

(Exact name of issuer as specified in its charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center, 14th Floor East Brunswick, New Jersey	08816
(Address ofPrincipal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

None.

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE.

Savient Pharmaceuticals, Inc. (the "Company") reacquired commercial rights to the Company's sodium hyaluronate product for treatment of pain associated with osteoarthritis of the knee from DePuy Orthopaedics, Inc. ("Depuy").  Under Staff Accounting Bulletein No. 101 (“SAB 101”), contract fee revenues of $5 million paid by DePuy Orthopaedics to the Company for distribution rights to the osteoarthritis product were being recognized over the estimated term of the license agreement.  However, as a result of the reacquisition, in the third quarter of 2003, the Company will recognize non-cash contract fee revenue of $3.4 million, representing the unamortized balance of milestone fees that had previously been deferred in accordance with SAB No. 101.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

	99.1	Press release issued by Savient Pharmaceuticals, Inc. on October 8, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVIENT PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Whiteny K. Stearns, Jr.
Whitney K. Stearns, Jr.
Senior Vice President—Chief Financial Officer and Treasurer

  Dated: October 9, 2003